Exhibit 99.2

EXECUTION

RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) made as of this 6th day of March 2007, by and between White Mountains Insurance Group, Ltd., a Bermuda corporation (the “Company”), and Raymond Barrette (the “Grantee”).

W I T N E S S E T H :

WHEREAS, the Company’s Compensation Committee (the “Committee”) has determined that it would be to the advantage and in the best interests of the Company and its shareholders to grant the Award (as defined below) to the Grantee as an inducement to serve as the Company’s Chairman and Chief Executive Officer and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue the Restricted Shares (as defined below);

WHEREAS, although the Company is not granting the Restricted Shares under the White Mountains Long-Term Incentive Plan, as amended on February 23, 2005 (the “LTIP”), the parties hereto desire to incorporate certain terms and provisions of the LTIP into this Agreement as provided herein;

NOW, THEREFORE, it is agreed between the parties as follows:

1.  Grant of Restricted Shares.  Subject to the terms and conditions hereof, the Company hereby grants to the Grantee a Restricted Share Award (this “Award”) consisting of Fifty Thousand (50,000) shares of the Company’s common stock, par value $1.00 per share (“shares”), (the “Restricted Shares”) of which Thirty-Five Thousand (35,000) Restricted Shares shall be subject to the restrictions described in Section 2(a) (the “Time-Vested Restricted Shares”) and Fifteen Thousand (15,000) Restricted Shares shall be subject to the restrictions described in Section 2(b) (the “Change in Control Restricted Shares”).  The Restricted Shares shall be subject to the Company’s Repurchase Option (as defined in Section 2(c)) in accordance with the provisions of Section 2(c).

2.  Vesting of Restricted Shares; Acceleration.  (a)  During the period beginning on the date of this Award and continuing until the fifth anniversary of the Reference Date (as defined below), the Time-Vested Restricted Shares shall vest, and the Repurchase Option with respect to such vested Time-Vested Restricted Shares shall lapse, in five equal installments on each of the first five anniversaries of the Reference Date, subject to the continued employment of the Grantee with the Company through the applicable anniversary.  For the purposes of this Agreement, the “Reference Date” shall be January 20, 2007.  In addition, if (i) the Grantee’s employment with the Company shall be terminated by the Company without Cause (as defined in the LTIP) or (ii) a Change in Control (as defined below) shall occur, then any unvested Time-Vested Restricted Shares shall become fully vested, and the Repurchase Option with respect thereto shall lapse, as of the date of such termination or the date of the consummation of such Change in Control, as the case may be.  The Time-Vested Restricted Shares, to the extent unvested, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution.

(b)  The Change in Control Restricted Shares shall vest in full, and the Repurchase Option with respect thereto shall lapse, upon a Change in Control that is consummated on or prior to the fifth anniversary of the Reference Date, subject to the continued employment of the Grantee with the Company through the date of such consummation.  In addition, if the Grantee’s employment with the Company shall be terminated by the Company without Cause (as defined in the LTIP) prior to the fifth anniversary of the Reference Date, then any unvested Change in Control Restricted Shares shall become fully vested, and the Repurchase Option with respect thereto shall lapse, as of the date of such termination.  The Change in Control Restricted Shares, to the extent unvested, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution.  For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following:  (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the “Exchange Act”)), other than Berkshire Hathaway, Inc. or one of its wholly owned subsidiaries, an underwriter temporarily holding shares in connection with a public issuance thereof or an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding shares; (ii) the Continuing Directors (as defined in the LTIP), cease for any reason to constitute a majority of the Board of Directors of the Company (the “Board”); or (iii) the business of the Company for which the Grantee’s services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company); provided that any increase in the beneficial ownership by John J. Byrne of the Company’s then outstanding shares that arises as a result of a change in the total number of the Company’s outstanding shares (including as a result of any redemption or share repurchase) shall be disregarded for purposes of determining if a Change in Control has occurred.

(c)  The Company shall have the option (the “Repurchase Option”) to repurchase any unvested Restricted Share at a price equal to $0.01 per Restricted Share (i) at any time that the Grantee’s continuous employment with the Company is terminated, except as otherwise provided in Section 3, and (ii) solely in the case of the Change in Control Restricted Shares, at any time following the fifth anniversary of the Reference Date if a Change in Control has not occurred on or prior to such anniversary.  In the event any Restricted Share is repurchased pursuant to the Repurchase Option, the Grantee, or in the event of his death after such Repurchase Option becomes exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificate for such Restricted Share, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company.

3.  Termination of Employment Due to Death or Disability; Retirement; Related Employment.  (a)  As is also generally applicable to restricted stock granted under the LTIP, if at any time the Grantee’s employment with the Company shall be terminated due to the Grantee’s death or disability (within the meaning of Section 9 of the LTIP), the Restricted Shares shall vest in full, and the Repurchase Option with respect thereto shall lapse, as of the date on which such termination occurs.  As is also generally applicable to restricted stock granted under the LTIP, if the Grantee shall voluntarily terminate his employment with or retire from the Company, the Committee may determine, in its sole discretion, whether and the extent to which any unvested Restricted Shares shall vest, and the Repurchase Option with respect thereto shall lapse, as of the date on which such termination or retirement occurs.  Related Employment (as defined in the LTIP) by the Grantee shall be deemed to be employment with the Company for purposes of this Agreement.

4.  Certificates.  Certificates evidencing each Restricted Share shall be issued by the Company and shall be registered in the Grantee’s name on the share transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to (i) the vesting of, and lapse of the Repurchase Option with respect to, such Restricted Share and (ii) the satisfaction of the Grantee’s obligations under Section 5 with respect to such Restricted Share.

5.  Withholding.  The Grantee agrees that the delivery of vested Restricted Shares, and the Grantee’s rights to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Restricted Shares, shall be conditioned on the Grantee’s satisfaction of any applicable withholding taxes as determined by the Committee.  Payment of such taxes may be made by (i) delivery to the Company of cash or check or (ii) delivery to the Company of a written notice directing the Company to withhold a number of Restricted Shares having a fair market value equal to the tax withholding payable in respect of such Restricted Shares from the Restricted Shares otherwise deliverable to the Grantee.  Restricted Shares surrendered to the Company in connection with the foregoing will be valued, for such purposes, at the fair market value (as determined by the Committee) of such Restricted Shares on the date of such payment.

6.  Rights as a Shareholder; Delivery.  The Grantee shall be the record owner of each Restricted Share until or unless such Restricted Share is sold to the Company pursuant to the Repurchase Option and as record owner shall be entitled to all rights of a common shareholder of the Company, including the right to vote the shares and receive dividends thereon.  As soon as practicable following the vesting of, and lapse of the Repurchase Option with respect to, a Restricted Share and the satisfaction of the Grantee’s obligations under Section 5 with respect thereto, a certificate for such vested Restricted Share shall be delivered to the Grantee or to the Grantee’s legal guardian or representative along with the share powers relating thereto.

7.  Legend on Certificates.  The certificates representing the Restricted Shares contemplated by Section 4 shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, including all applicable Bermuda and United States Federal and state laws, rules and regulations and the requirements of any share exchange upon which the shares are listed, in each case, applying to the authorization, issuance or sale of securities (collectively, the “Securities Laws”) as the Company deems necessary or advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.  Disputes.  As a condition of the granting of the Award, the Grantee and the Grantee’s successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by such Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

9.  Dilution and Other Adjustments.  In the event of any change in the outstanding shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the Committee shall, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Award, adjust the terms and conditions of the Award in such manner as the Committee may determine, in its sole discretion, to be equitable, including by adjusting the number or kind of shares subject to the Award, and any such adjustment shall be binding and conclusive for all purposes of the Award and this Agreement; provided, that after a Change in Control has occurred, if Grantee shall disagree with any equitable determination made by the Committee under this Section, and if the disagreement cannot be resolved by negotiation between Grantee and the Committee, the parties hereto shall submit to binding arbitration on the matter of the equitable determination before an arbitrator mutually agreed by Grantee and the Committee. If Grantee and the Committee cannot agree on a single arbitrator, each party shall appoint one arbitrator experienced in complex financial matters and the two shall jointly select a third similarly experienced arbitrator, and the matter shall be heard by the three arbitrators. The Company shall bear the arbitrators’ fees and expenses.

10.  Notices.  Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested.  All notices to the Company shall be delivered to the Committee or addressed to the Compensation Committee of the Company at its offices at 80 South Main Street, Hanover, NH 03755.  All notices by the Company to the Grantee shall be delivered to the Grantee personally or addressed to the Grantee at the Grantee’s last address as then contained in the records of the Company or such other address as the Grantee may designate.  Either party by notice to the other may designate a different address to which notices shall be addressed.  Any notice given by the Company to the Grantee at the Grantee’s last designated address shall be effective to bind any other person who shall acquire rights hereunder.

11.  No Right to Employment.  The grant of the Award shall not be construed as giving the Grantee the right to be retained as a director, officer, employee or consultant of or to the Company or any affiliate, nor shall it be construed as giving the Grantee any rights to continued service on the Board.  Further, the Company or an affiliate may at any time dismiss the Grantee from employment or discontinue any consulting relationship, free from any liability or any claim under this Agreement, unless otherwise expressly provided this Agreement.

12.  Amendment.  This Agreement may not be altered, modified or amended except by a written instrument signed by the parties hereto.

13.  Committee Discretion.  Except as provided in Section 9, the Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

14.  Applicable Law.  The laws of Bermuda shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to its principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

15.  Severability.  The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

16.  Construction.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.  For purposes of this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WHITE MOUNTAINS INSURANCE
GROUP, LTD.,

By

Name:
Title:

GRANTEE,

By

Raymond Barrette